Exhibit 1

Private & Confidential

The Board of Directors
MDC Corporation Inc.
45 Hazelton Avenue
Toronto, Ontario
M5R 2E3 Canada

Auditors’ Consent

We consent to the inclusion in this Annual Report (Form 40-F) of MDC Corporation Inc. of our report dated June 20, 2003 with respect to the consolidated financial statements of MDC Corporation Inc. included therein.

Yours truly

(signed) BDO Dunwoody LLP

Chartered Accountants

June 23, 2003

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario